                                                                    Exhibit 10.1

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                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                               September 30, 2005

                                      among

                               CRAWFORD & COMPANY
                     CRAWFORD & COMPANY INTERNATIONAL, INC.,

                            The LENDERS Party Hereto

                                       and

                                 SUNTRUST BANK,
                             as Administrative Agent

                                   ----------

                           SUNTRUST ROBINSON HUMPHREY
                 (a division of SunTrust Capital Markets, Inc.),
                                as Lead Arranger

                              BANK OF AMERICA, N.A.
                              as Syndication Agent

================================================================================

          FIRST AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 30, 2005 (this "First Amendment and Restatement") among CRAWFORD & COMPANY, a Georgia corporation ("Crawford") and CRAWFORD & COMPANY INTERNATIONAL, INC., a Georgia corporation ("International"; International and Crawford are collectively referred to herein as the "Borrowers", and each individually as, a "Borrower"), the LENDERS party hereto (the "Lenders") and SUNTRUST BANK ("SunTrust"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                   WITNESSETH:

          WHEREAS, the Borrowers, the Lenders and SunTrust, as Administrative Agent, are parties to the Revolving Credit Agreement dated as of September 30, 2003 (as amended and in effect immediately prior to the effectiveness of this First Amendment and Restatement, the "Existing Credit Agreement");

          WHEREAS, the Borrowers have requested certain amendments to provisions of the Existing Credit Agreement, including, among other things, the extension of the availability of the commitments thereunder, and the Lenders are willing to make such amendments on the terms and conditions set forth below;

          NOW, THEREFORE, the parties hereto hereby agree that, effective as of the Restatement Effective Date (as defined in Section 4 hereof), the Existing Credit Agreement shall be amended and restated to read in its entirety as set forth in the Existing Credit Agreement, which is incorporated herein by this reference, subject to the amendments set forth in Section 2 hereof (the Existing Credit Agreement, as so amended and restated hereby, is herein called the "First Amended and Restated Credit Agreement"):

          Section 1. Definitions. Except as otherwise defined herein, terms defined in the Existing Credit Agreement have the meanings ascribed thereto in the Existing Credit Agreement, after giving effect to the amendments set forth in Section 2 hereof.

          Section 2. Amendments. Effective as of the Restatement Effective Date, the Existing Credit Agreement is hereby amended as follows:

          2.01. Certain References. References (a) in the Existing Credit Agreement (including the Exhibits thereto) to "this Agreement", the "Credit Agreement", and the "Revolving Credit Agreement" (or words of similar import, including indirect references thereto) shall be deemed to be references to the First Amended and Restated Credit Agreement, (b) in the Existing Credit Agreement to "Closing Date" (other than references in the "Closing Date" contained in Sections 2.17, 3.1, 5.10 and 7.2 of the Existing Credit Agreement) shall be deemed to be references to the Effective Date (as defined in Section
2.02 below), (c) in Sections 4.14, 4.16 and 7.4 of the Existing Credit Agreement to "Funding Date" shall be deemed to be references to the Effective Date (as defined in Section 2.02 below) and (d) in Section 4.16 of the Existing Credit Agreement to "August 31, 2003" shall be deemed to be a reference to "August 31, 2005".

          2.02. Certain Definitions.

          (a) Section 1.1 of the Existing Credit Agreement shall be amended by inserting the following definitions (or, in the case of any of the following defined terms that are already defined in the Existing Credit Agreement, by amending and restating in its entirety each such term to read as set forth below) in their proper respective alphabetical locations:

          "COMMITMENT TERMINATION DATE" shall mean the earliest of (i) September 29, 2010 and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

          "CONSOLIDATED EBITDA" shall mean, for the Consolidated Parties for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) without duplication and only to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization and (iv) all other non-cash charges satisfactory to the Administrative Agent in its reasonable discretion (including non-cash charges for such period taken for the impairment of goodwill in accordance with Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" issued by the Financial Accounting Standards Board) minus (c) all software costs capitalized during such period (other than software purchased or acquired from software vendors), in each case determined on a consolidated basis in accordance with GAAP for such period.

          "CONSOLIDATED EBITDAR" shall mean, for the Consolidated Parties for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) without duplication and only to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) Consolidated Lease Expense, (iv) depreciation and amortization and (iv) all other non-cash charges satisfactory to the Administrative Agent in its reasonable discretion (including non-cash charges for such period taken for the impairment of goodwill in accordance with Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" issued by the Financial Accounting Standards Board) minus (c) all software costs capitalized during such period (other than software purchased or acquired from software vendors), in each case determined on a consolidated basis in accordance with GAAP for such period.

          "EFFECTIVE DATE" means the date on which all conditions precedent set forth in Section 4 of the First Amendment and Restatement have been satisfied.

          "FIRST AMENDMENT AND RESTATEMENT" means the First Amendment and Restatement of this Agreement dated as of September 30, 2005 among the Borrowers, the Administrative Agent and the Lenders.

          "FIXED CHARGE COVERAGE RATIO" shall mean, for any period of four consecutive fiscal quarters of Crawford, the ratio of (a) Consolidated EBITDAR for such period to (b) Consolidated Fixed Charges for such period.

          "PERMITTED SALE/LEASEBACK TRANSACTION" shall mean a transaction to be entered into by Crawford after the Closing Date pursuant to which Crawford will sell its corporate headquarters located at 5620 Glenridge Drive, Atlanta, Georgia, and contemporaneously lease property to be used as Crawford's corporate headquarters; provided, that (i) such sale/leaseback transaction is consummated no later than June 30, 2006; (ii) Crawford receives gross cash proceeds of not less than $10,000,000 in connection with such sale, (iii) no Default or Event of Default exists immediately prior to such sale/leaseback transaction or will result after giving effect to such sale/leaseback transaction and (iv) the terms and conditions of the lease of such property are reasonably acceptable to the Administrative Agent.

          (b) The following definitions contained in Section 1.1 of the Existing Credit Agreement shall be deleted in their entirety: "Consolidated EBITR", "Existing Lenders", "Payoff Letter" and "Statement of Funds Flow".

          2.03. Section 4.4 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

          "SECTION 4.4. FINANCIAL STATEMENTS. The Borrowers have furnished to each Lender (i) the audited consolidated balance sheet of Crawford as of December 31, 2004 and the related audited consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended prepared by Ernst & Young LLP and (ii) the unaudited consolidated balance sheet of Crawford as at the end of June 30, 2005, and the related unaudited consolidated statements of income and cash flows for the fiscal quarter then ending, certified by a Responsible Officer. Such financial statements fairly present in all material respects the consolidated financial condition of Crawford as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii). Since December 31, 2004, there have been no changes, events, acts, conditions or occurrences of any nature, singly or in the aggregate that have had or could reasonably be expected to have a Material Adverse Effect. Since the December 31, 2004, no Consolidated Party has made any Restricted Payment except as permitted pursuant to Section 7.5."

          2.04. Section 5.9 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

          "SECTION 5.9. USE OF PROCEEDS AND LETTERS OF CREDIT. The Borrowers will use the proceeds of all Loans after Effective Date to finance Acquisitions that are permitted hereunder, to finance working capital needs of the Borrowers and their Subsidiaries and for other general corporate purposes of the Borrowers and their Subsidiaries including loans from Borrowers to their Subsidiaries to the extent permitted herein. All Letters of Credit will be used solely for general corporate purposes. Notwithstanding the foregoing, the Borrowers will not, directly or indirectly, use the proceeds of any Loan or any Letter of Credit to make any loan or other advance to, or Investment in, any Dormant Company."

          2.05. Article VI of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                                   "ARTICLE VI

                               FINANCIAL COVENANTS

          The Borrowers covenant and agree that, from and after the Closing Date, so long as any Lender has a Commitment hereunder or the principal of or interest on or any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

          SECTION 6.1. LEVERAGE RATIO. Crawford will not permit the Leverage Ratio, as at the end of each fiscal quarter of Crawford set forth below, to exceed the ratio set forth opposite such period:

              PERIOD                     RATIO
----------------------------------   ------------
Closing Date through June 30, 2006   2.75 to 1.00
July 1, 2006 through June 30, 2007   2.50 to 1.00
July 1, 2007 and thereafter          2.25 to 1.00

          SECTION 6.2. FIXED CHARGE COVERAGE RATIO. Crawford will not permit the Fixed Charge Coverage Ratio, as at the end of each fiscal quarter of Crawford set forth below, to be less than the ratio set forth opposite such period:

                 PERIOD                       RATIO
---------------------------------------   ------------
Closing Date through September 30, 2007   1.50 to 1.00
December 31, 2007 and thereafter          1.75 to 1.00

          SECTION 6.3. MINIMUM NET WORTH. Crawford will maintain a Net Worth in an amount equal to or greater than the sum of (i) $167,260,000, plus (ii) 50% of cumulative positive Consolidated Net Income accrued after June 30, 2005, plus
(iii) 100% of the Net Proceeds from any Equity Offering; provided, that the Net Proceeds of an Equity Offering of a debt security that is convertible into or exchangeable for capital stock of Crawford or a debt security that is issued with a warrant or other instrument to purchase capital stock of Crawford shall not be required to be added under this clause (iii) unless and until such debt security is converted into or exchanged for, or such warrant or other instrument is exercised for, capital stock of Crawford. For purposes of determining Net Worth on any date after June 30, 2005, (A) any non-cash adjustment after June 30, 2005 (whether such adjustment is an increase or decrease) to shareholders' investment related to pension fund liabilities, (B) any non-cash adjustment after June 30, 2005 (whether such adjustment is an increase or decrease) to shareholders' investment related to goodwill and (C) any non-cash adjustment after June 30, 2005 (whether such adjustment is an increase or decrease) to shareholders' investment related to foreign currency translations shall, in each case, be excluded. The foregoing covenant shall be calculated and tested quarterly on the last day of each fiscal quarter of Crawford commencing with the fiscal quarter ending September 30, 2005."

          2.06. Section 7.1 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:


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

          "SECTION 7.1. INDEBTEDNESS. The Borrowers will not, and will not permit any Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness created pursuant to the Loan Documents;

          (b) Private Placement Indebtedness, including refundings, refinancings and replacements thereof, and amendments or modifications to the Private Placement Loan Documents; provided, however, that the aggregate principal amount of such Private Placement Indebtedness shall not at any time exceed $50,000,000 plus the aggregate amount of Indebtedness available to be incurred at such time pursuant to clause (i) immediately below (which additional Indebtedness may be secured to the same extent as the Private Placement Indebtedness);

          (c) Indebtedness on the Funding Date set forth on Schedule 7.1 and borrowings, reborrowings and refinancings of such amounts up to the "Available" amounts set forth on such Schedule 7.1;

          (d) Indebtedness of any Loan Party incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations; provided, that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements and extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof and
(ii) such Indebtedness does not, in the aggregate, exceed $5,000,000 at any time outstanding;

          (e) Indebtedness of any Consolidated Subsidiary (other than a Dormant Company) owing to a Loan Party to the extent permitted under Section 7.4(d);

          (f) Guarantees by any Consolidated Subsidiary of Indebtedness of the Borrowers and guarantees by a Borrower of Indebtedness of any Consolidated Subsidiary (other than a Dormant Company); provided, that any Indebtedness of a Borrower which is guaranteed by a Consolidated Subsidiary and any Indebtedness of any Consolidated Subsidiary which is guaranteed by a Borrower must otherwise be permitted under this Section 7.1;

          (g) Indebtedness of the Borrowers in respect of obligations under Hedging Agreements permitted by Section 7.10;

          (h) unsecured Indebtedness of Crawford & Company (Australia) Pty Limited in an aggregate amount not to exceed AUD$5,500,000 for the purpose of effecting a Permitted Acquisition in Australia; and

          (i) up to an aggregate principal amount of $5,000,000 of Indebtedness of the Borrowers and the Consolidated Subsidiaries (other than a Dormant Company) which shall be (A) unsecured and/or (B) additional Private Placement Indebtedness incurred pursuant to clause (b) above; provided, however, that the aggregate principal amount of all Indebtedness outstanding at any one time pursuant to this clause (i) shall not exceed $5,000,000."

          2.07. Section 7.5(a) of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

          "(a) The Borrowers will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment or prepayment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of capital stock, or Indebtedness subordinated in any manner to the Obligations, or any options, warrants, or other rights to purchase such capital stock or such Indebtedness, whether now or hereafter outstanding (each, a "RESTRICTED PAYMENT"), except for (i) dividends payable by Crawford solely in shares of any class of its capital stock; (ii) Restricted Payments made by any Subsidiary to either Borrower or to another Subsidiary (other than a Dormant Company) and (iii) cash dividends paid on, and cash redemptions of, the common stock of Crawford in an amount not to exceed 100% of Consolidated Net Income (if greater than $0) earned during the immediately preceding fiscal year of Crawford; provided, that, in the case of clauses (i) and (iii) above, no Default or Event of Default has occurred and is continuing at the time such dividend is paid or redemption is made or would be caused thereby; provided, further, that in the case of clause (ii) above, no Default or Event of Default has occurred and is continuing at the time any such Restricted Payment is made or would be caused thereby if such Restricted Payment is to be made to any Person other than a Loan Party. Notwithstanding the foregoing, Crawford may, during its fiscal year ending December 31, 2006, declare and pay cash dividends on, or make cash redemptions of, the common stock of Crawford in an aggregate amount not to exceed the sum of (x) 100% of Consolidated Net Income (if greater than $0) of Crawford earned during its fiscal year ending December 31, 2005 plus (y) $4,000,000."

          2.08. Section 7.6 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

               "SECTION 7.6. SALE OF ASSETS. Except as permitted under Section 7.3, the Borrowers will not, and will not permit any Subsidiary (other than a Dormant Company) to, convey, sell, lease, assign, transfer or otherwise dispose of, any of their respective assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's capital stock to any Person other than Crawford or any Wholly-Owned Subsidiary of Crawford other than a Dormant Company (or to qualify directors if required by applicable law), except:

               (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

               (b) the sale of inventory and Permitted Investments in the ordinary course of business;

               (c) the sale or other disposition of the real property and improvements currently comprising Crawford's corporate headquarters at 5620 Glenridge Drive, Atlanta, Georgia, but only if (i) prior to the consummation of such sale or disposition (x) replacement offices have been leased or purchased and (y) Crawford has given the

     Administrative Agent written notice of its new address in accordance with
     Section 10.1, (ii) such sale or disposition is consummated no later than June 30, 2006; (iii) Crawford receives gross cash proceeds of not less than $10,000,000 in connection with such sale or disposition and (iii) no Default or Event of Default exists immediately prior to such sale or disposition or will result after giving effect to such sale or disposition; and

               (d) the sale or other disposition of such assets (which may include the capital stock of any Subsidiary of the Borrowers or all or substantially all of the assets of any Subsidiary of the Borrowers) in an aggregate amount in any fiscal year of Crawford not to exceed $7,500,000."

          2.09. Section 7.9 of the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

          "SECTION 7.9. SALE AND LEASEBACK TRANSACTIONS. The Borrowers will not, and will not permit any Subsidiaries to, enter into any arrangement, directly or indirectly, whereby they shall sell or transfer any property, real or personal, used or useful in their business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that they intend to use for substantially the same purpose or purposes as the property sold or transferred, except for (i) any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Borrowers or such Subsidiary acquires or completes the construction of such fixed or capital asset and (ii) the Permitted Sale/Leaseback Transaction."

          2.10. Section 10.3(b) of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

          "(b) The Borrowers shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing (each, an "INDEMNITEE") against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee or asserted against any Indemnitee by any third party or by any of the Loan Parties or their Affiliates arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by either Borrower or any Subsidiary or any Environmental Liability related in any way to either Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any of the Loan Parties or their Affiliates, and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, losses, liabilities, claims, damages or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Loan Parties against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction."

          2.11. Section 5.12 and Section 7.13 shall be deleted from the Existing Credit Agreement. In connection with the deletion of Section 5.12 from the Existing Credit Agreement, the Lenders hereby waive the Event of Default under the Existing Credit Agreement arising solely by virtue of the failure by the Borrowers to dissolve Brocklehursts, Inc. as required by such Section 5.12. The Borrowers acknowledge and agree that the foregoing waiver shall not waive (or be deemed to be or constitute a waiver of) any other covenant, term or provision in the Existing Credit Agreement or the First Amended and Restated Credit Agreement, or hinder, restrict or otherwise modify the rights and remedies of the Lenders and the Administrative Agent with respect to any other existing Event of Default (if any) or any future Default or Event of Default under the First Amended and Restated Credit Agreement or any other Loan Document.

          2.12. A new Section 10.13 shall be inserted at the end of Article X of the Existing Credit Agreement to read as follows:

          "SECTION 10.13. USA PATRIOT ACT. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with said Act."

          2.13. Schedules. Schedules 4.5(a), 4.5(b), 4.14, 4.16, 7.1 and 7.4 of
the Existing Credit Agreement shall be replaced by Schedule 4.5(a), Schedule 4.5(b), Schedule 4.14, Schedule 4.16, Schedule 7.1 and Schedule 7.4, respectively, attached to this First Amendment and Restatement and any reference in the Existing Credit Agreement to any such schedule (or words of similar import, including indirect references to such schedule) shall be deemed to be a reference to the corresponding schedule attached hereto.

          Section 3. Representations and Warranties. The Borrowers hereby represent and warrant to the Lenders and the Administrative Agent that as of the Restatement Effective Date:

          (a) the representations and warranties set forth in Article IV of the Existing Credit Agreement (as amended and restated hereby) are true and correct in all material respects as of the Restatement Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date ;

          (b) the execution and delivery by the Borrowers of this First Amendment and Restatement are within the corporate power and authority of the Borrowers, have been duly authorized by all requisite corporate action of the Borrowers, and do not and will not contravene any provision of applicable law or the Borrowers' articles of incorporation or by-laws, or any amendment thereof, or any indenture, agreement, instrument or undertaking binding on the Borrowers, including, without limitation, the Note Purchase Agreement. This First Amendment and Restatement has been duly executed by the Borrowers;

          (c) the Existing Credit Agreement and the other Loan Documents remain in full force and effect and constitute the legal, valid and binding obligations of the Borrowers, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor's rights;

          (d) on and as of the date hereof, and on the Restatement Effective Date, after giving effect to this First Amendment and Restatement, no Default or Event of Default has occurred or will otherwise exist; and

          (e) All Subsidiary Loan Parties, and all Subsidiaries of Crawford that are required to be or become a Subsidiary Loan Party pursuant to Section
     5.10 of the Existing Credit Agreement, have duly executed and delivered the Reaffirmation (as defined below).

          Section 4. Conditions Precedent. The amendment and restatement of the Existing Credit Agreement contemplated hereby and the obligations of the Lenders to make Loans under the First Amended and Restated Credit Agreement shall become effective as of the date (the "Restatement Effective Date") that the Administrative Agent shall have received each of the following, in form and substance satisfactory to it:

          4.01. Borrower Documents.

          (a) This First Amendment and Restatement, duly executed and delivered by the Borrowers, the Lenders and the Administrative Agent.

          (b) A certificate of the Secretary or Assistant Secretary of each Borrower, attaching and certifying a copy of its bylaws and the resolutions of its board of directors authorizing the execution, delivery and performance of this First Amendment and Restatement and certifying the name, title and true signature of each officer of such Borrower executing this First Amendment and Restatement;

          (c) Certified copies of the articles of incorporation of each Borrower, together with certificates of good standing from the Secretary of State of Georgia;

          (d) A Reaffirmation of Obligations under Loan Documents (the "Reaffirmation") duly executed by the Borrowers, the Administrative Agent, the Lenders and each of the Subsidiary Loan Parties, in the form of Exhibit A attached hereto;

          (e) on or prior to the Restatement Effective Date, delivery of certified copies of all consents, approvals, authorizations, registrations, or filings required to be made or obtained by either Borrower and any Subsidiary Loan Party in connection with this First Amendment and Restatement and the transactions contemplated herein; and

          (f) Such other documents as the Administrative Agent on behalf of the Lenders may reasonably request.

          4.02. Opinion of Counsel. An opinion of King & Spalding LLP, counsel for the Borrowers.

          4.03. Payment of Amounts under Existing Credit Agreement, Etc. Evidence satisfactory to the Administrative Agent of payment in full of: (a) all fees payable to the Administrative Agent and Lead Arranger in connection with this First Amendment and Restatement as may be separately agreed between SunTrust and the Borrowers; (b) all unpaid fees payable under Section 2.16 of the Existing Credit Agreement, accrued through but not including the Restatement Effective Date; (c) all reasonable costs and expenses of the Administrative Agent in connection with this First Amendment and Restatement, including, without limitation, the reasonable fees and expenses of Alston & Bird LLP, counsel to SunTrust, in connection with the negotiation, preparation, execution and delivery of this First Amendment and Restatement.

          Section 5. Release. In consideration of the amendments contained herein, the Borrowers hereby waive and release each of the Lenders, the Administrative Agent and the Issuing Bank from any and all claims and defenses, known or unknown, with respect to the Existing Credit Agreement and the other Loan Documents and the transactions contemplated thereby

          Section 6. Miscellaneous. Except as herein provided, the Existing Credit Agreement shall remain unchanged and in full force and effect. This First Amendment and Restatement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this First Amendment and Restatement by signing any such counterpart and sending the same by telecopier, mail, messenger or courier to the Administrative Agent. This First Amendment and Restatement shall be governed by, and construed in accordance with, the law of the State of New York.

                  [Remainder of page intentionally left bank.]

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment and Restatement to be duly executed as of the date first above written.

                                        BORROWERS

                                        CRAWFORD & COMPANY


                                        By: /s/ John F. Giblin
                                            ------------------------------------
                                        Name: John F. Giblin
                                        Title: Executive Vice President-Finance


                                        U.S. Federal Tax
                                        Identification No.: 58-0506554

                                        CRAWFORD & COMPANY
                                        INTERNATIONAL, INC.


                                        By: /s/ John F. Giblin
                                            ------------------------------------
                                        Name: John F. Giblin
                                        Title: Executive Vice President


                                        U.S. Federal Tax
                                        Identification No.: 58-1925694

                                        Notice Address:

                                        5620 Glenridge Drive N.E.
                                        Atlanta, Georgia 30342
                                        Attention: Joe Caporaso
                                        Telecopy No.: 404-845-3127

                                        LENDERS

                                        SUNTRUST BANK,
                                           as Administrative Agent, Issuing
                                           Bank,
                                           as Swingline Lender and as a Lender


                                        By: /s/ Kelly Gunter
                                            ------------------------------------
                                        Name: Kelly Gunter
                                        Title: Vice President


                                        BANK OF AMERICA, N.A.,
                                           as Syndication Agent and a Lender


                                        By: /s/ Philip Potter
                                            ------------------------------------
                                        Name: Philip Potter
                                        Title: Vice President


                                        CITIBANK, N.A.,
                                           as a Lender


                                        By: /s/ Michel R. R. Pendill
                                            ------------------------------------
                                        Name: Michel R. R. Pendill
                                        Title: Managing Director, SC04
                                               Franchise Head
                                               Product Relationship Mgmt. Group

                                    EXHIBIT A

                REAFFIRMATION OF OBLIGATIONS UNDER LOAN DOCUMENTS

     Reference is hereby made to that certain Revolving Credit Agreement dated as of September 30, 2003 among Crawford & Company, Crawford & Company International, Inc., the Lenders a party thereto and SunTrust Bank, as Administrative Agent, as the amended and restated pursuant to that certain First Amended and Restated Credit Agreement dated as of September 30, 2005 (as so amended and restate, the "Credit Agreement"; capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Credit Agreement).

     Crawford hereby (i) reaffirms its continuing obligations owing to the Collateral Agent (as defined in the Pledge Agreement) and the Lenders under the Pledge Agreement and (ii) confirms that the liens and security interests created by the Pledge Agreement continue to secure the Pledged Obligations (as defined in the Pledge Agreement).

     Each of the undersigned Loan Parties hereby reaffirms its continuing obligations owing to the Administrative Agent and the Lenders under each of the other Loan Document (including, without limitation, the Notes and the Subsidiary Guaranty Agreement) to which such Person is a party, and each Loan Party and agrees that the amendments and restatements contained in the First Amendment and Restatement shall not in any way affect the validity and/or enforceability of any such other Loan Document, or reduce, impair or discharge the obligations of such Person thereunder.

     Each of the undersigned Loan Parties hereby represents and warrants to the Collateral Agent, the Administrative Agent and the Lenders that: (a) the execution and delivery by the Loan Parties of this Reaffirmation is within the power (corporate or otherwise) and authority of the Loan Parties, has been duly authorized and approved by all requisite action on the part of the Loan Parties, and does not and will not contravene, breach or conflict with any provision of applicable law or any of the charter or other organic documents of the Loan Parties, or any indenture, agreement, instrument or undertaking binding on the Loan Parties; (b) this Reaffirmation has been duly executed by the Loan Parties; and (c) the Loan Documents remain in full force and effect and constitute the legal, valid and binding obligations of the Loan Parties, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor's rights; and (d) all of the Obligations are absolute and unconditional, and such Obligations are not subject to any claim, defense, deduction, right of offset or otherwise.

     This Reaffirmation shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

     IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Reaffirmation of Obligations under Loan Documents as of September 30, 2005.

                                        CRAWFORD & COMPANY


                                        By: /s/ John F. Giblin
                                            ------------------------------------
                                        Name: John F. Giblin
                                        Title: Executive Vice President-Finance


                                        CRAWFORD & COMPANY
                                        INTERNATIONAL, INC.


                                        By: /s/ John F. Giblin
                                            ------------------------------------
                                        Name: John F. Giblin
                                        Title: Executive Vice President-Finance


                                        CRAWFORD LEASING SERVICES, INC.
                                        THE PRISM NETWORK, INC.
                                        CALESCO, INC.
                                        CRAWFORD & COMPANY OF NEW
                                           YORK, INC.
                                        CRAWFORD & COMPANY HEALTHCARE
                                           MANAGEMENT, INC.
                                        RISK SCIENCES GROUP, INC.
                                        QIRRA CUSTOM SOFTWARE, INC.
                                        BROCKLEHURST MILLER, INC.
                                        BROCKLEHURSE, INC.


                                        By: /S/ John F. Giblin
                                            ------------------------------------
                                        Name: John F.Giblin
                                        Title: Executive Vice President-Finance

           [SIGNATURE PAGE TO CRAWFORD / REAFFIRMATION OF OBLIGATIONS
                 UNDER LOAN DOCUMENTS DATED SEPTEMBER 30, 2005]

                                        CRAWFORD INVESTIGATION SERVICES, INC.


                                        By: /s/ Benjamin L. Wilkerson
                                            ------------------------------------
                                        Name: Benjamin L. Wilkerson
                                        Title: President


                                        CRAWFORD & COMPANY, L.P.


                                        By: CRAWFORD & COMPANY
                                            as General Partner


                                        By: /s/ John F. Giblin
                                            ------------------------------------
                                        Name: John F. Giblin
                                        Title: Executive Vice President-Finance


                                        THE GARDEN CITY GROUP, INC.


                                        By: /s/ John F. Giblin
                                            ------------------------------------
                                        Name: John F. Giblin
                                        Title: Vice President, Finance


                                        CRAWFORD HEALTHCARE
                                        MANAGEMENT OF NORFOLK AND
                                        BALTIMORE, INC.


                                        By: /s/ William L. Beach
                                            ------------------------------------
                                        Name: William L. Beach
                                        Title: Vice President & Secretary

           [SIGNATURE PAGE TO CRAWFORD / REAFFIRMATION OF OBLIGATIONS
                 UNDER LOAN DOCUMENTS DATED SEPTEMBER 30, 2005]

                                        CRAWFORD & COMPANY OF CALIFORNIA


                                        By: /s/ Peggy Gillick Branstetter
                                            ------------------------------------
                                        Name: Peggy Gillick Branstetter
                                        Title: Secretary


                                        CRAWFORD & COMPANY OF ILLINOIS


                                        By: /s/ Joseph P. Rainey
                                            ------------------------------------
                                        Name: Joseph P. Rainer
                                        Title: President

                                        CRAWFORD & COMPANY OF FLORIDA


                                        By: /s/ Henry Taylor
                                            ------------------------------------
                                        Name: Henry Taylor
                                        Title: President


                                        CRAWFORD & COMPANY
                                           EMPLOYMENT SERVICES, INC.


                                        By: /s/ Matt C. Wilkinson
                                            ------------------------------------
                                        Name: Matt C. Wilkinson
                                        Title: President


                               [END OF SIGNATURES]